EXHIBIT 99.1

ADVOCATE, MD FINANCIAL GROUP INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

Form 8-K: 6

ADVOCATE, MD FINANCIAL GROUP INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in thousands, except shares authorized, issued and outstanding)	As of	As of
	September 30, 2009	December 31, 2008
Assets
Cash and invested assets
Bonds, available for sale, at fair value	$71,260	61,711
Common stock, at fair value	1,497	1,040
Cash and cash equivalents	5,957	4,461
Total cash and invested assets	78,714	67,212

Federal income tax receivable	754	1,248
Investment income due and accrued	542	626
Ceded unearned premiums	1,626	1,069
Reinsurance recoverable	5,110	4,869
Premiums receivable	4,219	3,098
Deferred policy acquisition costs	4,430	3,541
Special deposits	120	118
Deferred taxes, net of deferred tax valuation allowance	—	659
Property and equipment, net	605	815
Prepaid expenses and other assets	444	465
Total assets	$96,564	83,720

Liabilities and Stockholders' Equity
Liabilities
Senior secured notes payable	$9,000	9,000
Losses and loss adjustment expenses	39,458	32,542
Unearned premiums	14,983	13,638
Advance premiums	946	910
Other accrued expenses	2,683	342
Commissions payable	338	317
Ceded reinsurance payable	1,801	2,041
Deferred taxes, net of deferred tax valuation allowance	129	—
Premiums taxes payable	56	72
Total liabilities	69,394	58,862

Commitments and contingencies

Stockholders' equity
Series A convertible preferred stock, $0.005 par value; 6,000,000 shares authorized; 3,884,999 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	19	19
Series B convertible preferred stock $0.005 par value; 6,000,000 shares authorized, 3,634,643 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	18	18
Common stock, $0.005 par value; 100,000,000 shares authorized, 4,180,300 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	22	22
Additional paid-in capital	8,206	8,206
Accumulated other comprehensive income (loss), net of tax	1,060	(345)
Retained earnings	17,845	16,938
Total stockholders' equity	27,170	24,858
Total liabilities and stockholders' equity	$96,564	83,720

See the accompanying notes to the unaudited consolidated financial statements.

Form 8-K: 7

ADVOCATE, MD FINANCIAL GROUP INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)	For the Nine Months Ended
	September 30, 2009	September 30, 2008
Underwriting income:
Premiums earned	$18,069	15,701

Underwriting expenses:
Losses incurred	3,935	(128)
Loss expenses incurred	8,873	2,690
Other underwriting expenses incurred	6,852	5,510
Amortization of deferred policy acquisition costs	(889)	(486)
Profit share from reinsurers	268	—
Total underwriting expenses	19,039	7,586

Net underwriting (loss) gain	(970)	8,115
Net investment income earned	2,941	2,069
Interest expense	(163)	(306)
Realized gain from Mississippi Medical Availability Plan ("MMAP") assumption reinsurance	—	2,967
Other expense	6	(7)
Net income before federal income tax expense	1,814	12,838

Federal income tax expense (benefit):
Current	924	3,820
Deferred	(17)	—
Total federal income tax expense	907	3,820

Net income	$907	9,018

See the accompanying notes to the unaudited consolidated financial statements.

Form 8-K: 8

ADVOCATE, MD FINANCIAL GROUP INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	(in thousands)
	Preferred Stock	Common Stock	Additional Paid-in-Capital	Treasury Stock	Retained Earnings	Other Comprehensive Income (Loss)	Total
Balance, December 31, 2008	$37	22	8,206	—	16,938	(345)	24,858
Unrealized gain on bonds and stock, net of tax	—	—	—	—	—	1,405	1,405
Net income	—	—	—	—	907	—	907
Balance, September 30, 2009	$37	22	8,206	—	17,845	1,060	27,170

See the accompanying notes to the unaudited consolidated financial statements.

Form 8-K: 9

ADVOCATE, MD FINANCIAL GROUP INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)	For the Nine Months Ended
	September 30, 2009	September 30, 2008
Operating Activities
Net income	$907	9,018
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	249	250
Gain on bond sales	(62)	(180)
Stock compensation expense	—	6
Deferred income taxes	17	(1,172)
Changes in operating assets and liabilities
Prepaid expenses and other assets	21	(133)
Premiums receivable	(1,121)	(1,164)
Deferred policy acquisition costs	(889)	(486)
Federal income tax receivable	494	—
Investment income due and accrued	84	(93)
Reinsurance recoverable	(241)	(3,399)
Profit share receivables	—	241
Deposits and other non-current assets	(2)	(49)
Ceded unearned premiums	(557)	1,178
Other accrued expenses	2,341	670
Unearned and advance premiums	1,381	2,885
Losses and loss adjustment expenses	6,916	14,954
Commissions payable	21	299
Ceded reinsurance payable	(240)	—
Federal income tax payable	—	851
Premium taxes payable	(16)	(51)
Net cash provided by operating activities	9,303	23,625

Investing Activities
Purchase of long-term investments, net of maturities	(34,415)	(25,788)
Return of principle on long-term investment pools and sale of long-term investments	26,675	11,450
Purchase of property and equipment, net of retirements	(55)	(39)
Net cash used in investing activities	(7,795)	(14,377)

Financing Activities
Proceeds from issuance of senior debt	—	4,000
Purchase of treasury stock	—	(5,120)
Other	(12)	(2)
Net cash used in financing activities	(12)	(1,122)

Net increase in cash and cash equivalents	1,496	8,126
Cash and cash equivalents at beginning of year	4,461	5,519
Cash and cash equivalents at end of year	$5,957	13,645

Supplemental disclosures:
Interest paid	$163	306
Income taxes paid	$430	4,533
Purchase net assets of MMAP	$—	6,500

See the accompanying notes to the unaudited consolidated financial statements.

Form 8-K: 10

Advocate, MD Financial Group Inc. and Subsidiaries
Notes to the Unaudited Consolidated Financial Statements

1.	ORGANIZATION AND BASIS OF PRESENTATION

Advocate, MD Financial Group Inc. (“Advocate, MD”) is a State of Nevada stock company formed to provide property/casualty insurance and other insurance services. Its wholly-owned subsidiary Advocate, MD Insurance of the Southwest, Inc. (the “Insurance Company”) received its Certificate of Authority from the Texas Department of Insurance and operations began in May 2004.  In March 2008, Advocate, MD became a licensed insurer in Mississippi.  The Insurance Company primarily underwrites professional liability coverage to physicians solely in the states of Texas and Mississippi.  The Company also writes professional liability and general liability in Mississippi for hospitals.  Its wholly-owned subsidiary Advocate Agency Services, Inc. is an inactive MGA insurance agency that generates commission income from the Insurance Company’s income protection product.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Advocate, MD and its wholly-owned subsidiaries Advocate, MD Insurance of the Southwest, Inc. and Advocate Agency Services, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

2.	SIGNIFICANT ACCOUNTING POLICIES

DEFERRED POLICY ACQUISITION COSTS

The costs, to the extent recoverable, of acquiring and renewing business are capitalized and amortized over the effective period of the related insurance policies in-force.

PREMIUMS

Policies written are generally for a one-year term and are recorded as earned on a daily pro rata basis over the life of the policy. Policies are written on a claims-made basis with tail coverage provided upon termination. Unearned premiums are that portion of premiums written which are applicable to the unexpired terms of the policies in force.

ADVANCE PREMIUMS

Premiums received for policies not yet issued or effective are included in advance premiums on the liability section of the consolidated balance sheet.

STATEMENT OF CASH FLOWS

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Form 8-K: 11

Advocate, MD Financial Group Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

USE OF ESTIMATES

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES

The reserves for losses and loss adjustment expenses (LAE) represent management's estimate of the estimated ultimate net cost of all reported and unreported losses incurred. The reserves for unpaid losses and LAE were based on the best data available to management; however, because of the lack of historical experience, those estimates are subject to a significant degree of inherent variability. Although management believes that the estimate of the liability for loss and LAE expenses is reasonable in the circumstances, it is possible that Advocate, MD’s actual incurred losses and LAE will not conform to the assumptions inherent in the determination of the reserves; accordingly, the ultimate settlement of losses and the related LAE may vary significantly from the estimates included in the consolidated financial statements. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS

Advocate, MD reviews the carrying values of its long-lived and identifiable intangibles assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.

INCOME TAXES

Income taxes are accounted for in accordance with guidance established by the Financial Accounting Standards Board (“FASB”).  Such guidance requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. Measurement of the deferred tax items are based on enacted laws at the time of preparation of the financial statements. To the extent a deferred tax asset is recognized, a valuation allowance is established when it is more likely than not that some or the entire deferred tax asset will not be realized.

REINSURANCE

Advocate, MD accounts for reinsurance in accordance with guidance established by the FASB.    Such guidance establishes conditions required for a contract to be accounted for as reinsurance and prescribes accounting and reporting standards for reinsurance contracts.  Additionally, it requires reinsurance recoverables (including amounts related to losses incurred but not reported) and prepaid reinsurance premiums to be reported as assets.  Estimated reinsurance recoverables are to be recognized in a manner consistent with the liabilities relating to the underlying reinsured contracts.  Reinsurance premiums, profit share distributions and commissions are recorded based on management’s best estimate of the ultimate amounts to be incurred.

Form 8-K: 12

Advocate, MD Financial Group Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

INVESTMENTS

The FASB guidance on accounting for investments in debt and equity securities requires that certain securities be classified into one of three categories: held-to-maturity, available-for-sale, or trading securities. Investments in debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized costs on the consolidated balance sheets. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities and reported at fair value. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities and reported at fair value, with the unrealized gains and losses, net of deferred taxes, reported as a separate component of equity.

Advocate, MD has classified all its investments as available-for-sale.

Premiums and discounts paid are amortized or accreted over the life of the related investment security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned.

Realized investment gains and losses are reported in income using the specific identification method. When impairment of the value of an investment security is considered other than temporary, the decrease in value is reported in the statement of operations as a realized investment loss, and a new cost basis is established.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful life of three to five years. Maintenance and repairs are charged to expense when incurred. Significant renewals and betterments are capitalized. When assets are retired or otherwise disposed, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in other income (expense) in the consolidated statements of operations.

STOCK-BASED COMPENSATION

Advocate, MD accounts for stock-based compensation programs in accordance with the guidance established by the FASB. Such guidance requires Advocate, MD to recognize in its financial statements the cost of consultant services received in exchange for awards of equity instruments, based on the grant date fair value of those awards. To measure the fair value of stock options granted to consultants, Advocate, MD uses the Black-Scholes option-pricing model, which incorporates various assumptions, including expected volatility, expected life, and risk-free rates of return. The expected volatility assumptions we used are based on the volatilities of comparable companies.

Form 8-K: 13

Advocate, MD Financial Group Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

3.	SUBSEQUENT EVENTS

ACQUISITION OF THE COMPANY

On November 13, 2009, First Professionals Insurance Company, Inc., which is wholly-owned by FPIC Insurance Group, Inc. (“FPIC”), purchased all of the outstanding stock of Advocate, MD under the terms of a stock purchase agreement.  The total consideration for Advocate, MD was comprised of $33.6 million in cash at closing and up to $12.0 million in additional consideration contingent upon the performance of Advocate, MD during the two-year period following closing.   In connection with the transaction, FPIC also retired all of Advocate, MD’s outstanding bank debt, totaling $9.0 million.

Form 8-K: 14